Exhibit 99

Silicon Labs Announces Second Quarter 2018 Results

— Delivers Record Revenue in IoT and Infrastructure —

AUSTIN, Texas — July 25, 2018 – Silicon Labs (NASDAQ: SLAB), a leading provider of silicon, software and solutions for a smarter, more connected world, today reported financial results for its second quarter ended June 30, 2018. Revenue in the second quarter established a new, all-time record, achieving the high end of guidance at $217 million, up from $205 million in the first quarter. Second quarter GAAP and non-GAAP diluted earnings per share (EPS) were $0.32 and $0.92, respectively.

“We continue to focus on long-term, high-quality, strategic growth vectors, including IoT, green energy and data communications,” said Tyson Tuttle, CEO of Silicon Labs. “The insatiable demand for data will persist, the electrification of the world will accelerate, and the value in connecting ‘things’ will increase exponentially. The diversity of our business supports strong fundamentals and is driving greater consistency in our results. We are very pleased with what we have accomplished, and even more excited about what lies ahead.”

Second Quarter Financial Highlights

•                  IoT revenue increased to $116 million, up 13% sequentially and 19% year-on-year.

•                  Infrastructure revenue increased to $52 million, up 4% sequentially and 35% year-on-year.

•                  Broadcast revenue declined to $34 million, down 5% sequentially and 7% year-on-year.

•                  Access revenue declined to $15 million, down 8% sequentially and 12% year-on-year.

On a GAAP basis:

•                  GAAP gross margin was 60.5%.

•                  GAAP R&D expenses were $59 million.

•                  GAAP SG&A expenses were $54 million.

•                  GAAP operating income as a percentage of revenue was 8.3%.

•                  GAAP diluted earnings per share were $0.32.

On a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, non-cash interest expense on convertible notes, and certain other items as set forth in the reconciliation tables below:

•                  Non-GAAP gross margin was 61.6%.

•                  Non-GAAP R&D expenses were $47 million.

•                  Non-GAAP SG&A expenses were $41 million.

•                  Non-GAAP operating income as a percentage of revenue was 21.2%.

•                  Non-GAAP diluted earnings per share were $0.92.

Product Highlights

•                  Released new software for the Wireless Gecko portfolio enabling dynamic switching between sub-GHz networks and Bluetooth Low Energy on a single chip.

•                  Expanded Silicon Labs’ portfolio of clock generators, jitter attenuators and crystal oscillators to meet the high-performance timing requirements of 56G SerDes and emerging 112G serial applications.

Business Highlights

•                  Completed the asset purchase of Sigma Designs’ Z-Wave business for $243 million on April 18, 2018, expanding Silicon Labs’ leading position in mesh networking for the smart home.

•                  Appointed Daniel Cooley as Senior Vice President and Chief Strategy Officer, focusing on Silicon Labs’ overall growth and M&A strategy, business development, new technologies and emerging markets.

•                  Added Matt Johnson as Senior Vice President and General Manager of IoT Products, leading the development and market success of the company’s broad portfolio of wireless products, microcontrollers, sensors, development tools and software.

Business Outlook

The company expects revenue in the third quarter to be in the range of $224 to $230 million, and estimates the following:

On a GAAP basis:

•                  GAAP gross margin at approximately 58.5%.

•                  GAAP operating expenses at approximately $111.0 million.

•                  GAAP effective tax rate at 0.0%.

•                  GAAP diluted earnings per share between $0.40 and $0.46.

On a non-GAAP basis, and excluding the impact of stock compensation, amortization of acquired intangible assets, non-cash interest expense on convertible notes, and certain other items as set forth in the reconciliation tables below:

•                  Non-GAAP gross margin at approximately 60.0%.

•                  Non-GAAP operating expenses between $87.0 and $88.0 million.

•                  Non-GAAP effective tax rate at 11.0%.

•                  Non-GAAP diluted earnings per share between $0.95 and $1.01.

Webcast and Conference Call

A conference call discussing the quarterly results will follow this press release at 7:30 a.m. Central time. An audio webcast will be available on Silicon Labs’ website (www.silabs.com) under Investor Relations. A replay will be available after the call at the same website listed above or by calling 1 (855) 859-2056 or (404) 537-3406 (international) and entering conference 88340292. The replay will be available through August 22, 2018.

About Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leading provider of silicon, software and solutions for a smarter, more connected world. Our award-winning technologies are shaping the future of the Internet of Things, Internet infrastructure, industrial automation, consumer and automotive markets. Our world-class engineering team creates products focused on performance, energy savings, connectivity and simplicity. www.silabs.com

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; dependence on a limited number of products and customers; intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing our distributors, manufacturers and subcontractors; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with our accounts receivable; dependence on key personnel; stock price volatility; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; debt-related risks; capital-raising risks; the competitive and cyclical nature of the semiconductor industry; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against our products and our networks; conflict mineral risks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Jalene Hoover, +1 (512) 428-1610, Jalene.Hoover@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Revenues	$217,106	$190,098	$422,490	$369,126
Cost of revenues	85,814	76,906	166,961	150,773
Gross margin	131,292	113,192	255,529	218,353
Operating expenses:
Research and development	59,495	52,432	114,323	104,756
Selling, general and administrative	53,796	39,826	99,490	79,981
Operating expenses	113,291	92,258	213,813	184,737
Operating income	18,001	20,934	41,716	33,616
Other income (expense):
Interest income and other, net	1,609	1,595	4,811	2,171
Interest expense	(4,888)	(4,699)	(9,771)	(4,501)
Income before income taxes	14,722	17,830	36,756	31,286
Provision (benefit) for income taxes	442	1,261	(3,929)	(709)

Net income	$14,280	$16,569	$40,685	$31,995

Earnings per share:
Basic	$0.33	$0.39	$0.94	$0.76
Diluted	$0.32	$0.38	$0.92	$0.74

Weighted-average common shares outstanding:
Basic	43,312	42,478	43,138	42,287
Diluted	44,294	43,178	44,106	43,104

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended June 30, 2018
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Acquisition Related Items	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$217,106

Gross margin	131,292	60.5%	$294	$—	$2,148	$133,734	61.6%

Research and development	59,495	27.4%	5,669	6,940	—	46,886	21.6%

Selling, general and administrative	53,796	24.8%	6,156	2,726	4,163	40,751	18.8%

Operating income	18,001	8.3%	12,119	9,666	6,311	46,097	21.2%

	Three Months Ended June 30, 2018
Non-GAAP Earnings Per Share	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Acquisition Related Items*	Non-cash Interest Expense*	Income Tax Adjustments	Non-GAAP Measure
Net income	$14,280	$12,119	$9,666	$6,311	$2,767	$(4,559)	$40,584

Diluted shares outstanding	44,294						44,294

Diluted earnings per share	$0.32						$0.92

* Represents pre-tax amounts

Unaudited Forward-Looking Statements Regarding Business Outlook

(In millions, except per share data)

	Three Months Ending September 29, 2018
Business Outlook	GAAP Measure	Non-GAAP Adjustments	Non-GAAP Measure
Gross margin	58.5%	1.5%	60.0%

Operating expenses	$111	$23-$24	$87-$88

Effective tax rate	0.0%*	11.0%*	11.0%

Diluted earnings per share - low	$0.40*	$0.55*	$0.95

Diluted earnings per share - high	$0.46*	$0.55*	$1.01

* Does not reflect any potential impact resulting from the U.S. Court of Appeals for the Ninth Circuit’s decision on July 24, 2018 on the Altera Tax Court case involving the treatment of stock-based compensation in an intercompany cost-sharing arrangement. The Company is currently evaluating the impact of this decision and such impact could be material to its financial statements.

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	June 30, 2018	December 30, 2017
Assets
Current assets:
Cash and cash equivalents	$194,864	$269,366
Short-term investments	347,416	494,657
Accounts receivable, net	93,830	71,367
Inventories	87,163	73,132
Prepaid expenses and other current assets	52,642	39,120
Total current assets	775,915	947,642
Property and equipment, net	132,021	127,682
Goodwill	396,689	288,227
Other intangible assets, net	192,601	83,144
Other assets, net	95,385	88,387
Total assets	$1,592,611	$1,535,082

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$40,323	$38,851
Deferred revenue and returns liability	24,503	—
Deferred income on shipments to distributors	—	50,115
Other current liabilities	74,254	73,359
Total current liabilities	139,080	162,325
Convertible debt	348,233	341,879
Other non-current liabilities	76,830	77,862
Total liabilities	564,143	582,066
Commitments and contingencies
Stockholders’ equity:
Preferred stock — $0.0001 par value; 10,000 shares authorized; no shares issued	—	—
Common stock — $0.0001 par value; 250,000 shares authorized; 43,350 and 42,707 shares issued and outstanding at June 30, 2018 and December 30, 2017, respectively	4	4
Additional paid-in capital	111,984	102,862
Retained earnings	918,440	851,307
Accumulated other comprehensive loss	(1,960)	(1,157)
Total stockholders’ equity	1,028,468	953,016
Total liabilities and stockholders’ equity	$1,592,611	$1,535,082

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	June 30, 2018	July 1, 2017
Operating Activities
Net income	$40,685	$31,995
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property and equipment	7,643	7,308
Amortization of other intangible assets and other assets	18,366	13,571
Amortization of debt discount and debt issuance costs	6,354	3,907
Stock-based compensation expense	24,311	21,652
Deferred income taxes	(5,830)	(6,242)
Changes in operating assets and liabilities:
Accounts receivable	(16,705)	(887)
Inventories	(565)	(7,737)
Prepaid expenses and other assets	(1,759)	12,539
Accounts payable	2,980	2,363
Other current liabilities and income taxes	(17,249)	14
Deferred income, deferred revenue and returns liability	(4,193)	3,251
Other non-current liabilities	(3,260)	(1,169)
Net cash provided by operating activities	50,778	80,565

Investing Activities
Purchases of available-for-sale investments	(148,437)	(389,234)
Sales and maturities of available-for-sale investments	295,405	92,307
Purchases of property and equipment	(11,406)	(8,390)
Purchases of other assets	(5,893)	(1,784)
Acquisition of business, net of cash acquired	(239,729)	(13,658)
Net cash used in investing activities	(110,060)	(320,759)

Financing Activities
Proceeds from issuance of long-term debt, net	—	389,468
Payments on debt	—	(72,500)
Repurchases of common stock	(3,397)	—
Payment of taxes withheld for vested stock awards	(18,408)	(14,101)
Proceeds from the issuance of common stock	6,585	6,836
Net cash provided by (used in) financing activities	(15,220)	309,703

Increase (decrease) in cash and cash equivalents	(74,502)	69,509
Cash and cash equivalents at beginning of period	269,366	141,106
Cash and cash equivalents at end of period	$194,864	$210,615